Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2011 Results

  Record Quarterly Revenue of $101.9 Million
  20% Sequential and 70% Y-Y Revenue Growth
  210 Basis Point Sequential Increase in Gross Profit Margin
  139% Sequential Increase in Operating Income

CAMARILLO, Calif.--(BUSINESS WIRE)--May 26, 2010--SEMTECH CORPORATION (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for its first quarter of fiscal year 2011 that ended May 2, 2010.

Net revenue for the first quarter of fiscal year 2011 was $101.9 million, up 69.6 percent from the first quarter of fiscal year 2010 and up 19.8 percent when compared to the fourth quarter of fiscal year 2010.

Net income for the first quarter of fiscal year 2011, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $10.8 million or 17 cents per diluted share. GAAP net income was $4.9 million or 8 cents per diluted share in the first quarter of fiscal year 2010 and $9.5 million or 15 cents per share in the fourth quarter of fiscal year 2010.

GAAP gross profit margin for the first quarter of fiscal year 2011 was 56.0 percent compared to 54.5 percent in the first quarter of fiscal year 2010 and 53.9 percent in the fourth quarter of fiscal year 2010.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain one-time items. Semtech’s Non-GAAP results exclude the following items:

  Stock-based compensation expense
  Transaction and integration expenses
  Expenses related to class action litigation and ongoing stock option related matters, net of insurance recoveries
  Fair value inventory adjustments made as part of the purchase price allocation for the acquisition of SMI
  Amortization of acquired intangibles
  Certain restructuring expenses
  An insurance recovery associated with a business interruption claim related to the 2008 fire at our Reynosa facility

Excluding the items listed above, Non-GAAP net income for the first quarter of fiscal year 2011 was $22.0 million or 35 cents per diluted share. Non-GAAP net income was $9.2 million or 15 cents per diluted share in the first quarter of fiscal year 2010 and was $18.9 million or 30 cents per diluted share in the fourth quarter of fiscal year 2010.

Non-GAAP gross profit margin for the first quarter of fiscal year 2011 was 58.8 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2010 was 55.0 percent and 56.6 percent in the fourth quarter of fiscal year 2010.

Semtech had $170.8 million of cash, cash equivalents and marketable securities as of May 2, 2010, up from $162.2 million at the end of the fourth quarter of fiscal year 2010.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Semtech is off to a great start to our 2011 fiscal year. We achieved record net revenues and bookings in our first fiscal quarter reflecting strengthening demand across all of our product segments and end markets, while our higher sequential gross and operating margins reflect our increasing new product traction and our continued focus on improving operating efficiency. We released a record number of new products within the quarter which we believe positions us well for future growth. ”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2011.

Second Quarter Outlook

Semtech estimates net sales for the second quarter, which will end August 1, 2010, will increase 6 percent to 10 percent on a sequential basis. GAAP earnings for the second quarter of fiscal year 2011 are expected to be 25 to 27 cents per diluted share. Non-GAAP earnings for the second quarter of fiscal year 2011 are expected to be 37 to 39 cents per diluted share.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, acquisition related amortization of intangibles, and other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the first quarter of fiscal years 2011 and 2010 and fourth quarter of fiscal year 2010 appear with the financial statements later in this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations, including but not limited to our plans, objectives and expectations with respect to Sierra Monolithics, Inc. (SMI) and its business. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the success of near and longer term integration efforts involving SMI; competitive changes in the market place applicable to the products of SMI, including, but not limited to the pace of growth or adoption rates of applicable products or technologies, shifts in focus among target customers, and other comparable changes in projected or anticipated markets; the depth, extent and duration of current and potential world wide economic uncertainty, including such uncertainty associated with and arising predominantly from European markets, at both a macro level, and as it impacts both the Company’s historical products, industry, and market sector, as well as those of SMI, and the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty, including estimates applicable to SMI, as well as resulting from the integration of SMI’s financial performance and results into the Company’s full financial results. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

SEMTECH CORPORATION
GAAP CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended
	May 2,	Jan 31,	Apr 26,
	2010	2010	2009
	Q1 2011	Q4 2010	Q1 2010
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$101,880	$85,019	$60,077
Cost of sales	44,833	39,228	27,345
Gross profit	57,047	45,791	32,732

Operating costs and expenses:
Selling, general and administrative	26,351	25,218	17,455
Product development and engineering	15,303	13,705	10,085
Amortization of acquired intangibles	2,405	1,440	303
Total operating costs and expenses	44,059	40,363	27,843

Operating income	12,988	5,428	4,889

Interest and other income, net	197	346	1,290

Income before taxes	13,185	5,774	6,179
Provision (benefit) for taxes	2,383	(3,705)	1,236

Net income (loss)	$10,802	$9,479	$4,943

Earnings per share (loss) :
Basic	$0.18	$0.15	$0.08
Diluted	$0.17	$0.15	$0.08

Weighted average number of shares:
Basic	61,420	61,238	60,321
Diluted	63,181	62,501	60,593

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	May 2,	Jan 31,
	2010	2010
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$82,367	$80,598
Temporary investments	57,134	55,462
Receivables, less allowances	39,844	31,163
Inventories	33,203	33,819
Deferred income taxes	11,808	11,808
Other current assets	8,471	6,616
Total Current Assets	232,827	219,466

Property, plant and equipment, net	41,192	38,063
Long-term investments	31,294	26,163
Deferred income taxes	7,179	7,153
Goodwill	129,651	129,651
Other intangibles	81,938	84,343
Other assets	9,801	9,455
Total Assets	$533,882	$514,294

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$29,077	$23,643
Accrued liabilities	30,219	34,008
Income taxes payable	605	8,512
Deferred revenue	3,453	3,276
Accrued taxes	2,609	2,609
Deferred income taxes	1,332	1,332
Total Current Liabilities	67,295	73,380

Deferred income taxes - non current	16,505	16,505
Accrued taxes	9,497	9,497
Other long-term liabilities	11,436	9,171

Shareholders’ equity	429,149	405,741
Total Liabilities & Equity	$533,882	$514,294

SEMTECH CORPORATION
Supplemental Information - Notes to Consolidated GAAP Statements of Income
(Table in thousands)

	Three Months Ended
	May 2,	Jan 31,	Apr 26,
	2010	2010	2009
Stock Based Compensation Expense	Q1 2011	Q4 2010	Q1 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$526	$225	$314
Selling, general and administrative	5,604	3,964	3,590
Product development and engineering	2,170	1,925	863
Total stock-based compensation	$8,300	$6,114	$4,767

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT
(Table in thousands)

	Three Months Ended
	May 2,	Jan 31,	Apr 26,
	2010	2010	2009
	Q1 2011	Q4 2010	Q1 2010
	(Unaudited)	(Unaudited)	(Unaudited)

Gross profit, as reported (GAAP)	$57,047	$45,791	$32,732

Adjustments to GAAP gross profit:
Stock-based compensation expense	526	225	314
Fair value adjustment related to acquired inventory	2,311	2,088	-
Non-GAAP Gross profit	$59,884	$48,104	$33,046

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Table in thousands - except per share amounts)

	Three Months Ended
	May 2,	Jan 31,	Apr 26,
	2010	2010	2009
	Q1 2011	Q4 2010	Q1 2010
	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (loss), as reported (GAAP)	$10,802	$9,479	$4,943

Adjustments to GAAP net income:
Stock based compensation expense	$8,300	$6,114	$4,767
Transaction and integration expenses	-	3,422	-
Legal expenses related to option restatement	1,623	2,185	409
Fair value adjustment related to acquired inventory	2,311	2,088	-
Amortization of acquired intangibles	2,405	1,440	303
Restructuring cost	-	88	188
Business interruption insurance recovery	-	(1,360)	-
Total before taxes	14,639	13,977	5,667
Associated tax effect	(3,394)	(4,586)	(1,441)
Total of supplemental information net of taxes	$11,245	$9,391	$4,226

Net Income on a Non-GAAP Basis	$22,047	$18,870	$9,169

Diluted GAAP earnings per share	$0.17	$0.15	$0.08
Adjustments per above	$0.18	$0.15	$0.07
Diluted non-GAAP earnings per share	$0.35	$0.30	$0.15

CONTACT:
Semtech Corporation
Linda Brewton, Investor Relations, 805-480-2004